UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

ManTech International Corporation (the “Company”) is party to that certain Credit Agreement dated as of October 12, 2011 (as amended, restated, extended, supplemented or otherwise modified prior to the date hereof) among the Borrower, Bank of America, as agent, and a syndicate of lenders (the “Existing Credit Agreement”). On June 13, 2014, the Company amended and restated the Existing Credit Agreement and entered into an agreement by and among the Company, Bank of America, N.A. (as Administrative Agent and L/C Issuer), PNC Bank, National Association (as Swing Line Lender and Co-Syndication Agent), JP Morgan Chase Bank and Wells Fargo Bank, National Association (as Co-Syndication Agents), U.S. Bank, National Association (as Documentation Agent), and the other lender parties thereto (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement extends the maturity date of the revolving credit facility to June 13, 2019. The Amended and Restated Credit Agreement contains the following financial covenants: a maximum consolidated total leverage ratio of 4.5-1.0 (same as Existing Credit Agreement), a maximum consolidated senior secured leverage ratio of 3.5-1.0 (increased from 3.0-1.0 in the Existing Credit Agreement), and a minimum consolidated coverage ratio of 2.5-1.0 (versus a minimum consolidated fixed charge coverage ratio of 1.5-1.0 in the Existing Credit Agreement).

Other material terms under the Amended and Restated Credit Agreement (including the size of the revolving credit facility, the applicable interest rate on borrowings, an accordion feature that permits the Company to arrange with the lenders for the provision of additional commitments, the amount of the letter of credit sublimit, and the amount of the swing line loan sublimit) are the same as under the Existing Credit Agreement.

A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the preceding description of material terms of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the complete document filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, by and among the Company, Bank of America, N.A. (as Administrative Agent and L/C Issuer), PNC Bank, National Association (as Swing Line Lender and Co-Syndication Agent), JP Morgan Chase Bank and Wells Fargo Bank, National Association (as Co-Syndication Agents), U.S. Bank, National Association (as Documentation Agent), and the other lender parties thereto, dated June 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: June 19, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior VP – Corporate & Regulatory Affairs